                                  BY-LAW TOPIC INDEX

                                                                          PAGE
                                                                          ----
1.   Offices

     1.1   Registered Office......................................          1

     1.2   Other Offices..........................................          1

2.   Meetings of Stockholders

     2.1   Place of Meetings......................................          1

     2.2   Annual Meetings........................................          1

     2.3   Special Meetings.......................................          2

     2.4   Notice of Meetings.....................................          2

     2.5   Business at Special Meetings...........................          2

     2.6   List of Stockholders...................................          2

     2.7   Quorum at Meetings.....................................          3

     2.8   Voting and Proxies.....................................          4

     2.9   Required Vote..........................................          4

     2.10  Organization of Meetings...............................          5

     2.11  Action Without a Meeting...............................          5

3.   Directors

     3.1   Powers.................................................          6

     3.2   Number.................................................          6

     3.3   Election and Term......................................          6

     3.4   Resignation and Removal................................          7

     3.5   Vacancies..............................................          7

     3.6   Place of Meetings......................................          7

                                                                          PAGE
                                                                          ----
     3.7   First Meeting of Each Board............................          7

     3.8   Regular Meetings.......................................          7

     3.9   Special Meetings.......................................          8

     3.10  Quorum and Votes.......................................          8

     3.11  Adjourned Meetings.....................................          8

     3.12  Telephone Meetings.....................................          8

     3.13  Action Without Meeting.................................          9

     3.14  Committees of Directors................................          9

     3.15  Effect of Interest of Directors in
           Transactions...........................................         10

           3.15.1  Common Directors...............................         10

           3.15.2  Compensation of Directors......................         11

     3.16  Organization of Meetings...............................         11

4.   Notices of Meetings

     4.1   Notice Procedure.......................................         12

     4.2   Waivers of Notice......................................         12

5.   Officers

     5.1   Positions..............................................         13

     5.2   Election...............................................         13

     5.3   Compensation...........................................         13

     5.4   Term of Office.........................................         13

     5.5   Fidelity Bonds.........................................         14

     5.6   President..............................................         14

     5.7   Vice President.........................................         14

     5.8   Chairman of the Board..................................         15

                                                                          PAGE
                                                                          ----
     5.9   Secretary..............................................         15

     5.10  Assistant Secretary....................................         16

     5.11  Treasurer..............................................         16

           5.11.1  Duties.........................................         16

           5.11.2  Bond...........................................         16

     5.12  Assistant Treasurer....................................         17

6.   Capital Stock

     6.1   Determination of Amount of Stated
             Capital..............................................         17

     6.2   Certificates of Stock..................................         17

     6.3   Lost Certificates......................................         18

     6.4   Transfers..............................................         18

     6.5   Closing of Transfer Books and
             Fixing Record Date...................................         19

     6.6   Registered Stockholders................................         19

7.   Indemnification..............................................         20

8.   General Provisions

     8.1   Dividends..............................................         20

     8.2   Books and Records......................................         20

     8.3   Reserves...............................................         21

     8.4   Execution of Instruments...............................         21

     8.5   Fiscal Year............................................         21

     8.6   Seal...................................................         21

     8.7   Contributions..........................................         21

9.   Amendments...................................................         22

                                 AMENDED AND RESTATED

                                       BY-LAWS

                                          OF

                                   PHYTOTECH, INC.



1.        OFFICES.

          1.1 REGISTERED OFFICE. The registered office of the corporation shall be located at 131 Madison Avenue, Morristown, New Jersey.

          1.2 OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of New Jersey, as the board of directors may from time to time determine or the business of the corporation may require.

2.        MEETINGS OF STOCKHOLDERS.

          2.1 PLACE OF MEETINGS. Meetings of the stockholders for any purpose shall be held at the corporation's Registered Office, or at such other place either within or without the State of New Jersey as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          2.2 ANNUAL MEETINGS. Annual meetings of stockholders, shall be held on the first Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting (or in a duly executed waiver of notice thereof), at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

          2.3 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or the chairman of the board of directors, and shall be called by the president or secretary (l) at the request of a majority of the board of directors, or (2) at the request in writing of stockholders owning one-third (l/3) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          2.4 NOTICE OF MEETINGS. Written notice of every meeting of stockholders, stating the place, date, hour and purpose or purposes of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          2.5 BUSINESS AT SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          2.6 LIST OF STOCKHOLDERS. The officer or agent having charge of the stock transfer books of the corporation shall make and certify a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be produced or available for display and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This stockholder list shall be PRIMA FACIE evidence as to who are the stockholders entitled to examine the stock transfer books, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

          2.7 QUORUM AT MEETINGS. The holders of a majority of the stock which is issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If, however, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall also be given to each new stockholder of record entitled to vote at the meeting.

          2.8 VOTING AND PROXIES. Unless otherwise provided in the certificate of incorporation and in Section 3.3 of Article 3 hereof, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the corporation's capital stock having voting power which is held by such stockholder. Every proxy shall be executed in writing by the stockholder or his agent. No proxy shall be valid after eleven months from the date of its execution, unless the proxy expressly provides for a longer period. A proxy shall not be revoked by the death or incapacity of the stockholder, but the proxy shall continue in force until revoked by the personal representative or guardian of the stockholder. The presence at any meeting of any stockholder who has given a proxy does not revoke the proxy unless the stockholder files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or votes the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of the stockholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. Such substitution shall not be effective until an instrument effecting it is filed with the secretary of the corporation.

          2.9 REQUIRED VOTE. When a quorum is present at any meeting of stockholders, any action, other than the election of directors (as provided in Section 3.3 of Article 3 hereof), shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless the proposed action is one upon which, by express provision of the New Jersey Business Corporation Act or of the certificate of incorporation, a greater plurality is specified and required, in which case such express provision shall govern and control the decision of such question.

          2.10 ORGANIZATION OF MEETINGS. The president of the corporation (and in his absence a chairman appointed by majority vote of the stockholders present) shall call the meetings to order and act as chairman thereof. The secretary of the company (and in his absence any person appointed by the chairman) shall act as secretary at all meetings of the stockholders. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

          2.11 ACTION WITHOUT A MEETING. Subject to the provisions of the certificate of incorporation and the New Jersey Business Corporation Law, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The written consents of the stockholders so consenting shall be filed with the minutes of proceedings of stockholders.

3.        DIRECTORS.

          3.1 POWERS. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders. Directors need not be stockholders.

          3.2 NUMBER. The number of directors which shall constitute the whole board shall be not less than one nor more than fifteen. Within such limits, the number of directors shall be determined by resolution of the board of directors.

          3.3 ELECTION AND TERM. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.5 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his successor shall have been elected and qualified.
Elections of directors need not be by ballot unless a stockholder demands election by ballot at the election and before the voting begins. At each election of directors every stockholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, but shall have no rights to cumulate such votes. Members of the board of directors shall be elected by a plurality vote.

          3.4 RESIGNATION AND REMOVAL. A director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation. Directors may be removed by the stockholders with cause. If permitted by the provisions of the certificate of incorporation of the corporation, directors may also be removed by the stockholders without cause.

          3.5 VACANCIES. Any directorship not filled at the annual meeting of stockholders, any vacancy (however caused), and any newly created directorship resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors, and each director so chosen shall hold office until the next succeeding annual meeting of stockholders and until his successor is elected and qualified, or until his earlier resignation or removal.

          3.6 PLACE OF MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of New Jersey.

          3.7 FIRST MEETING OF EACH BOARD. The first meeting of each newly elected board of directors shall be held immediately after the Annual Meeting of Shareholders, or as shall be specified in a written waiver signed by all of the directors.

          3.8 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          3.9 SPECIAL MEETINGS. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by telephone, by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of one-third (l/3) of the total number of directors.

          3.10 QUORUM AND VOTES. At all meetings of the board of directors or any committee thereof, a majority of the total number of members thereof shall constitute a quorum for the transaction of business. The act of a majority present at any meeting at which a quorum is present shall be the act of the board or committee, except as may be otherwise specifically provided by statute, by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting.

          3.11 ADJOURNED MEETINGS. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

          3.12 TELEPHONE MEETINGS. Where appropriate communication facilities are reasonably available, any or all members of the board of directors or any committee designated by the board shall have the right to participate in all or any part of a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          3.13 ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the board or committee, as the case may be, consent thereto by resolution in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

          3.14 COMMITTEES OF DIRECTORS. The board of directors, by resolution adopted by the majority of the entire board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution, each such committee shall have and may exercise all of the authority of the board, except that no such committee shall

          (a)  make, alter or repeal any by-law of the corporation;

          (b)  elect or appoint any director, or remove any officer or director;

          (c) submit to stockholders any action that requires stockholders' approval; or

          (d) amend or repeal any resolution theretofore adopted by the board of directors which by its terms is amendable or repealable only by the board of directors.

The board of directors, by resolution adopted by a majority of the entire board, may

          (a)  fill any vacancy in any such committee;

          (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled member[s];

          (c)  abolish any such committee at its pleasure; and

          (d) remove any director from membership on such committee at any time, with or without cause.

Actions shall be taken by any such committee in accordance with Sections 3.10,
3.12 and 3.13 hereof, and such actions shall be reported to the board of directors at its next meeting following such committee meeting. However, if a meeting of the board is held within two days after the committee meeting, the report shall, if not made at the first meeting, be made to the board at the second meeting following such committee meeting.

          3.15 EFFECT OF INTEREST OF DIRECTORS IN TRANSACTIONS.

               3.15.1 Common Directors. No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors are directors or otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the board or a committee thereof which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; or

          (b) the fact of the common directorship or interest is disclosed or known to the board or committee and the board or committee authorizes, approves or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of disinterested directors, even though the disinterested directors be less than a quorum; or

          (c) the fact of the common directorship or interest is disclosed or known to the stockholders, and they authorize, approve or ratify the contract or transaction.

Common or interested directors may be counted in determining the presence of a quorum at a board or committee meeting at which a contract or transaction described in this subsection is authorized, approved or ratified.

               3.15.2 Compensation of Directors. The board of directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

          3.16 ORGANIZATION OF MEETINGS. At all meetings of the board of directors, the president (and in his absence, a chairman chosen by the directors present) shall preside. The presiding officer shall appoint any person to act as secretary at all such meetings. The order of business shall be as determined by the presiding officer.

4.        NOTICES OF MEETINGS.

          4.1 NOTICE OF PROCEDURE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

          4.2 WAIVERS OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, such notice need not be given to any person entitled to said notice who signs a waiver of such notice. Attendance of a person at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business because of the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation, by statute or by these by-laws.

5.        OFFICERS.

          5.1 POSITIONS. The officers of the corporation shall be a president, a secretary and a treasurer, and such other officers as the board of directors may appoint, including a chairman of the board, and one or more vice presidents, assistant secretaries and assistant treasurers, who shall exercise such authority and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these by-laws to be executed, acknowledged or verified by two or more officers.

          5.2 ELECTION. The officers of the corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

          5.3 COMPENSATION. The compensation of the president and the chairman of the board of the corporation shall be fixed by the board of directors. The compensation of the other officers of the corporation shall be fixed by the president of the corporation, unless the board of directors by resolution determines that it shall fix the salaries of one or more specified officers.

          5.4 TERM OF OFFICE. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation, and the resignation shall be effective upon receipt or as specified in the notice of resignation. Any officer elected by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          5.5 FIDELITY BONDS. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

          5.6 PRESIDENT. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect, and, unless the directors have elected a chairman of the board who is present, shall preside at all meetings of the stockholders and the board of directors. The president shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the corporation, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          5.7 VICE PRESIDENT. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          5.8 CHAIRMAN OF THE BOARD. If the directors shall appoint a chairman of the board, he shall, when present, preside at all meetings of the board of directors and shall have such other duties and shall have such other powers as may be vested in him by the board of directors.

          5.9 SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          5.10 ASSISTANT SECRETARY. The assistant secretary, if there be one, shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          5.11 TREASURER.

               5.11.1 Duties. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

               5.11.2 Bond. If required by the board of directors, the treasurer shall give the corporation a bond which shall be renewed periodically in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          5.12 ASSISTANT TREASURER. The assistant treasurer, if there be one, shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

6.        CAPITAL STOCK.

          6.1 DETERMINATION OF AMOUNT OF STATED CAPITAL. Unless otherwise provided in the certificate of incorporation, all shares shall have no par value and no stated capital shall be required to be maintained.

          6.2 CERTIFICATES OF STOCK. The shares of the corporation shall be represented by certificates or, in accordance with subsection 14A:7-11(6) of the New Jersey Business Corporations Act, shall be uncertificated shares. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. All certificates shall be consecutively numbered, and bear the names of the owners, the number of shares and the date of issue. The company shall maintain such information in its books. Each certificate shall state upon the face thereof

          (a) That the corporation is organized under the laws of the State of New Jersey;

          (b)  the name of the person to whom the certificate is issued; and

          (c)  the number of shares, which such certificate represents.

          6.3 LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

          6.4 TRANSFERS. The transfer of stock and certificates representing stock shall be effected in accordance with the laws of the State of New Jersey. Any restriction on the transfer of a security imposed by the corporation shall be noted conspicuously on the security or contained in the information statement required for uncertificated shares. Except in the case of lost, stolen or destroyed certificates, shares shall be transferred on the books of the corporation and new certificates issued only upon the surrender and cancellation of properly endorsed certificates for the same number of shares.




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          6.5  CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date for any such determination of stockholders, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.







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          6.6  REGISTERED STOCKHOLDERS.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner; the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New Jersey.

7.        INDEMNIFICATION.

          The corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise as such at the request of the corporation.

8.        GENERAL PROVISIONS.



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          8.1  DIVIDENDS.  Dividends or other distributions upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Such dividends shall be paid out of surplus, subject to the provisions of the New Jersey Business Corporation Act. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the New Jersey Business Corporation Act and of the certificate of incorporation.

          8.2 BOOKS AND RECORDS. The corporation shall keep books and records of account, and minutes of the proceedings of its stockholders and board of directors at an office which may be located within or without the State of New Jersey. The corporation shall keep at its registered office designated in
Section 1.1 of Article 1 hereof, or at the office of a transfer agent located in the State of New Jersey, a record or records containing the names and addresses of all stockholders, the number of shares held by each, and the dates when they respectively became the owners.

          8.3 RESERVES. The directors of the corporation may set apart out of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.




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          8.4  EXECUTION OF INSTRUMENTS.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          8.5 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          8.6 SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.





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          8.7  CONTRIBUTIONS.  The board of directors is authorized, irrespective of corporate benefit, to aid, singly or in cooperation with other corporations and with natural persons, in the creation or maintenance of institutions or organizations engaged in community fund, hospital, charitable, philanthropic, educational, scientific or benevolent activities or patriotic or civic activities conducive to the betterment of social and economic conditions, and to appropriate, spend or contribute for such purposes such reasonable sums as they may determine; provided, that such a contribution shall not be authorized if at the time of the contribution or immediately thereafter the donee institution shall own more than ten percent of the voting stock of the corporation or one of its subsidiaries.

9.        AMENDMENTS.

          These by-laws may be altered, amended or repealed or new by-laws may be adopted by a majority of the entire board of directors at any regular or special meeting, subject to the provisions of the Certificate of Incorporation, but by-laws made by the board of directors may be altered, amended or repealed or new by-laws made by the stockholders. The stockholders may prescribe that any by-law made by them shall not be altered or repealed by the board of directors.




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